[Form N-SAR Exhibit for AEFT]

The proposals noted below were requested by the Trust’s Board of Trustees in connection with the sale of all the outstanding stock of Enterprise Capital Management, Inc. (“ECM”) by MONY Financial Services,
Inc. (“MONY Financial”) to Commonwealth Capital Management, LLC. (“CCM”) (the “Transaction”).
On April 7, 2008, CCM informed MONY Financial and ECM of its desire not to proceed with the
Transaction, and therefore the proposals were not enacted.

On March 27, 2008 shareholders of the AXA Enterprise Global Financial Services Fund voted to approve an Investment Management Agreement between ECM and AXA Enterprise Global Financial Services
Fund.

For
2,966,765.084
Against
84,106.036
Abstained
85,919.924

On March 27, 2008 shareholders of the AXA Enterprise Global Financial Services Fund voted to approve an Investment Advisory Agreement between ECM and AllianceBernstein L.P. with respect to AXA
Enterprise Global Financial Services Fund.

For
2,948,549.770
Against
103,022.350
Abstained
85,218.924

On March 27, 2008 shareholders of the AXA Enterprise Global Financial Services Fund voted to approve the Fund’s operation pursuant to the ECM Sub-Adviser Replacement Order.

For
2,955,662.258
Against
89,357.647
Abstained
91,771.139

On March 27, 2008 shareholders of the AXA Enterprise Socially Responsible Fund voted to approve an
Investment Management Agreement between ECM and AXA Enterprise Socially Responsible Fund.

For
960,938.804
Against
17,466.632
Abstained
127,062.641

On March 27, 2008 shareholders of the AXA Socially Responsible Fund voted to approve an Investment
Advisory Agreement between ECM and Brandywine Global Investment Management, LLC with respect to AXA Enterprise Socially Responsible Fund.

For
921,870.557
Against
55,608.632
Abstained
127,988.888

On March 27, 2008 shareholders of the AXA Enterprise Socially Responsible Fund voted to approve the
Fund’s operation pursuant to the ECM Sub-Adviser Replacement Order.

For
941,784.245
Against
34,624.944
Abstained
129,058.888

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